Exhibit 10.19

Agreement for the Rendering of Services

THIS AGREEMENT for the rendering of services (the “Agreement”) is entered into as of November 1, 2015 ("Effective Date") by and between Yissum Research Development Company of the Hebrew University of Jerusalem Ltd. (“Yissum”) and  Accurexa, Inc. (“Company”).

Yissum and the Company hereby agree to all of the following terms and conditions:

1.

The Services: The Company hereby requests that the following laboratory services be performed via Yissum: Polymeric formulation of a combination of carmustine and temozolomide for sustained local administration to a solid tumor (the “Services”). The objectives and specifications of the Services shall be detailed in the protocol attached hereto as Appendix A (the "Service Protocol"), which shall constitute an integral part of this Agreement. The Company shall provide, at no cost to Yissum or the Researcher, amount of materials sufficient to complete the Service Protocol.

2.

Time Schedule: The Services are to be performed in accordance with the following time schedule:

Start on: ____________

Complete on: ____________ (the “Service Period”).

3.

The Researcher: The Services will be performed by or under the control and supervision of Prof. Avi Domb or such other qualified person as may be determined and appointed from time to time by Yissum (the “Researcher”).

4.

The Scientific Report: The scientific report that will be required as a result of the Services rendered will be presented directly to the Company by the Researcher within 14 (fourteen) days of the end of the Service Period (the “Scientific Report”). The Company acknowledges that no financial report will be given by Yissum.

5.

The Consideration: In consideration for provision of the Services and the Scientific Report, the Company shall be obligated to pay Yissum the total sum of ___________ (inclusive of overhead), plus any applicable value added tax (the "Service Fee"). The Company shall pay the Service Fee on the following dates:

i.

___________ on the Effective Date

ii.

___________ [Date]

iii.

___________ upon submission of the final Scientific Report

Payment shall be made upon the presentation of an invoice.  In the event that the Company fails to pay an invoiced amount in a timely manner, Yissum shall be entitled to add to the unpaid invoiced amount an additional amount equal to annualized interest of Prime (as determined by the Bank of Israel) plus 5%, together with exchange rate differentials, if any.

6.

Intellectual Property:  It is hereby agreed that the Company retains ownership in its Confidential Information, as defined below, and all intellectual property rights that are discovered or developed during the course of the provision of the Services or under the Service Protocol, or as a result thereof. In addition, any intellectual property belonging to either the Company or Yissum prior to the execution of this Agreement will remain the sole property of either the Company or Yissum, respectively.

All data generated from the provision of the Services, including the Scientific Report, which are specifically required and contemplated under the Service Protocol, shall be owned by the Company upon full payment of the Service Fee (the “Company Data”).

Notwithstanding the above, all rights, title and interest in all inventions, discoveries, methods, new uses, processes or compounds, whether or not capable of registration, and any patent applications or patents based thereon, discovered or developed outside the scope of the Services or the Service Protocol during the course of the provision of the Services or as a result thereof, shall be solely owned by Yissum (the “Yissum Inventions”). Yissum shall notify the Company in writing of the Yissum Inventions directly related to the subject matter of the Services, and the Company shall have a right of first review for a period of 30 days from the date it received such notification to evaluate whether it wishes to license any of the disclosed Yissum Inventions. Should the Company give Yissum notice within the aforesaid 30-day period, it shall be entitled to an additional 90 days from the date such notice to negotiate commercial terms and execute a license agreement (the "Negotiation Period"). In the event (a) the Company shall notify Yissum that it does not wish to license any of the disclosed Yissum Inventions; or (b) the Company does not reply within the aforesaid 30-day period; or (c) the parties shall fail to execute a license agreement within the Negotiation Period, Yissum shall then be entitled to license such Yissum Inventions to any other third party without any obligation to the Company.

  7.

Confidentiality: Yissum and the Researcher agree to maintain the confidentiality of any information disclosed to them by the Company in connection with the Services, which the Company identifies as confidential at the time of disclosure ("Confidential Information"), and not to make public any such Confidential Information without the prior written permission of the Company. This undertaking shall not apply to Confidential Information that is in the public domain at the time of disclosure or thereafter enters the public domain through no fault of Yissum or the Researcher; or that the Researcher can show, by contemporaneous written evidence, was already known to him at the time of disclosure; or that is provided to Yissum or the Researcher by a third party having no obligations of confidentiality to the Company. In addition, Yissum or the Researcher shall be entitled to disclose Confidential Information pursuant to a valid judicial or administrative order, provided that they shall provide prompt notice to the Company of their receipt of such an order to allow the Company to seek relief against such order.

  8.

Publications:  The Researcher will be permitted to publish information regarding his/her technical work connected to the Services provided that he/she first submits the publication to the Company. The Company may reasonably withhold its consent to such publication solely to delete sensitive Company owned Confidential Information and to allow for the filing of patent applications or similar intellectual property protection on any of the Company’s intellectual property that might appear in the proposed publication, provided however that in no event will such Company consent be withheld for a period longer than 90 days from the day that the Researcher first submitted the said publication to the Company, after which time the publication will be automatically permitted.

9.

Use of Names: The Company shall not make any use of any kind of the name of the Researcher(s) and/or Yissum and/or the Hebrew University without the prior written consent of Yissum, which consent shall not be unreasonably withheld.

10.

Relationship of the Parties: The parties do not stand in a relationship of employer-employee. Such relationship shall be that of requester – independent contractor.

11.

Dispute Resolution: In all cases in which a dispute shall arise between the Company and Yissum in connection with this Agreement or any rights or obligations arising hereunder, a single arbitrator shall be chosen by mutual agreement to decide the dispute, and in the absence of mutual agreement, an arbitrator shall be appointed at the request of either party by the President of the Jerusalem District Court.  The arbitration and decision of the arbitrator shall be governed solely by Israeli substantive law, without application of Israeli procedural law requirements or any conflict of law principles, and shall be a final disposition of the matter, not subject to appeal. The arbitration proceedings shall take place in Jerusalem, Israel, and shall be conducted in the English language, unless the parties agree otherwise at the time of the arbitration. This section 10 shall be deemed an arbitration agreement for the purpose of the Israeli Arbitration Law, 1968.

12.

Authorized Signatories: Signature by at least two authorized representatives of Yissum on this Agreement shall constitute Yissum’s approval and agreement to all that is written herein. The Company warrants that the person or persons signing this agreement is/are authorized to bind the Company.

13.

Disclaimer of Warranty, Liability and Indemnification:

(a)

Nothing contained in this Agreement shall be construed as a warranty on the part of Yissum that any results or inventions will be achieved by the Services, or that the results of the Services, if any, are or will be of commercial or scientific value to the Company.

(b)

Yissum and the Hebrew University, and their respective parents, affiliates, officers, directors, employees, agents and contractors, (all such parties collectively: the “Indemnitees”), shall not be liable for any claims, actions, demands, losses, damages, costs and expenses (including without limitation legal fees)

(collectively: “Claims”) made, brought or suffered by the Company or by any third parties arising from any exploitation or use of the Services provided (including without limitation any Services work product and data).

(c)

In the event of any third party Claims are brought against any of the Indemnitees as set out above, the Company shall indemnify the relevant Indemnitees and hold them harmless from and against any and all such damages, liability, losses, costs and/or expenses.

14.

Termination:

(a)

Unless terminated in accordance with the provisions of this Agreement, this Agreement shall end at upon the presentation of the Scientific Report.

(b)

Each party shall be entitled to terminate this Agreement in the event of a breach by the other party of its obligations under this Agreement, including, but not limited to, any payment failure, which is not remedied by the breaching party within 30 days of receipt of written notice from the non-breaching party.

(c)

If the Agreement is terminated prior to the end of the Service Period, all amounts paid under this Agreement up to the date of termination shall be considered as non-refundable.

(d)

Sections 6, 7, 8, 9, 11 and 13 shall survive termination of this Agreement.

Accurexa, Inc.

113 Barksdale

Newark, DE 19711

USA

By: /s/ George Yu_____________________

Name: George Yu_____________________

Title: President & CEO_________________

Date: November 1, 2015________________

Yissum Research Development Company

of the Hebrew University of Jerusalem Ltd.

Hi-Tech Park, Edmond J. Safra Campus,

Givat Ram, P.O.B 39135, Jerusalem 91390, Israel

By: /s/ Itzik Goldwaser     and  /s/ Yaacov Michlin

Name: Itzik Goldwaser             Yaacov Michlin

Title : VP, Head of                     CEO

           Research Collaboration

Date: November 1, 2015

Researcher’s Agreement:

I the undersigned, Prof. Avi Domb, of the Hebrew University of Jerusalem, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to fully cooperate with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

Signature: /s/ Abraham Domb________________________      Date: November 1, 2015____________________